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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Cendant Corporation's Registration Statement No. 333-46661 on Form S-4, Registration Statement Nos. 333-11035, 333-17323, 333-17411, 333-20391, 333-23063, 333-26927, 333-35709,
333-35707, 333-45155, 333-45227 and 333-49405 on Form S-3, and Registration
Statement Nos. 33-74066, 33-91658, 333-00475, 333-03237, 33-58896, 33-91656,
333-03241, 33-26875, 33-75682, 33-93322, 33-93372, 33-75684, 33-80834,
33-74068, 33-41823, 33-48175, 333-09633, 333-09655, 333-09637, 333-22003,
333-30649, 333-42503, 333-34517-2, 333-42549, 333-45183 and 333-47537 on Form
S-8 of our report dated September 28, 1998 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement as described in Note 3, certain litigation as described in Note 17, and the change in method of recognizing revenue and membership solicitation costs as described in Notes 2 and 3) appearing in this Annual Report on Form 10-K/A of Cendant Corporation for the year ended December 31, 1997.


DELOITTE & TOUCHE LLP
Parsippany, NJ
September 28, 1998